Exhibit 26(n) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Financial
Statements” and to the use of our report dated April 1, 2010, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company as of December 31, 2009
and 2008, and for each of the three years in the period ended December 31, 2009, and to the use of our report dated April 6, 2010, with respect to the statements of assets and liabilities of Select*Life Variable Account of ReliaStar Life Insurance Company as of
December 31, 2009, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, included in Post-Effective Amendment
No. 16 to the Registration Statement (Form N-6 No. 333-69431) and the related
Prospectus and Statement of Additional Information of Select*Life Variable Account of
ReliaStar Life Insurance Company.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 12, 2010